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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF HOMESTORE, INC.

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
                                                                                               STATE OR JURISDICTION OF
                                                                                                   INCORPORATION OR
FULL NAME OF ENTITY       OTHER LEGAL NAMES                          LEGAL STATUS OF ENTITY          ORGANIZATION
-------------------       -----------------                          -----------------------          -----------
3041776 Nova Scotia            None                                  Nova Scotia, Canada ULL          Nova Scotia
Company                                                              corporation

Areautil.com do Brazil         None                                  Brazilian Company                Brazil
S. A.

A-Z Home Store Private         None                                  Delhi, India private             Delhi, India
Limited                                                              limited company

Billart Limited                None                                  England & Wales private          England
                                                                     limited company

Blazebest Limited              None                                  England & Wales private          England
                                                                     limited company

Consumerinfo.com, Inc.         None                                  Corporation                      California

eNeighborhoods, Inc.           None                                  Corporation                      Pennsylvania

GTKY Printing & Mailing        None                                  Corporation                      New York
Corp.

HomeBuilder.com                None                                  Corporation                      Delaware
(Delaware), Inc.

Homestore Consumer             None                                  Corporation                      Delaware
Information Corp.

Homestore Europe ApS           None                                  Denmark Company                  Denmark

Homestore Europe               None                                  British Virgin Islands Co.       British Virgin Islands
Corporation

Homestore International        None                                  British Virgin Islands Co.       British Virgin Islands
Limited (BVI)

Homestore International        None                                  British Virgin Islands Co.       British Virgin Islands
Website Co., Inc.

Homestore Internet             None                                  Limited Liability Company        Ireland
Limited

Homestore Management           None                                  Corporation                      Delaware
Company

Homestore Mobility             None                                  England and Wales private        England
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
                                                                                               STATE OR JURISDICTION OF
                                                                                                   INCORPORATION OR
FULL NAME OF ENTITY       OTHER LEGAL NAMES                          LEGAL STATUS OF ENTITY          ORGANIZATION
-------------------       -----------------                          -----------------------          -----------
Technologies Ltd.                                                    limited company

Homestore Mobility             None                                  Corporation                      Delaware
Technologies, Inc.

Homestore Sales Company,       Homestore Sales Company, Inc.,        Corporation                      Delaware
Inc.                           dba Homestore Internet Sales
                               Company (New Hampshire only)

                               Homestore Sales Company, Inc
                               dba RentNet

HSTPUS, Inc.                   None                                  Corporation                      Delaware

Immoclick Online S.A.          None                                  Spanish Company                  Spain

InteliQ, LLC                   None                                  Limited Liability                California
                                                                     Corporation

Movedotcom (UK) Limited        None                                  England and Wales private        England
                                                                     limited company

National New Homes Co.,        National New Homes Co., Inc.,         Corporation                      Delaware
Inc.                           dba Homebuilder.com

Qspace, Inc.                   N/A                                   Corporation                      PA

RealSelect, Inc.               RealSelect, Inc., dba                 Corporation                      Delaware
                               Homestore.com - Ventura County,
                               CA
                               RealSelect, inc., dba
                               Remodel.com - Ventura County, CA
                               RealSelect, Inc., dba
                               REALTOR.com - Ventura County, CA

The Enterprise of              None                                  Corporation                      Wisconsin
America, Ltd.

Top Producer Systems           None                                  Nova Scotia, Canada ULL          Nova Scotia
Company                                                              corporation

TouchTech Corporation          None                                  Ontario, Canada                  Ontario
                                                                     corporation

VT Canada Inc.                 None                                  Corporation                      Ontario, Canada

Welcome Wagon                  None                                  Corporation                      New York
International Inc.
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